Exhibit 10.1

FIRST AMENDMENT TO THE

ITEOS THERAPEUTICS, INC.

2020 EMPLOYEE STOCK PURCHASE PLAN

Pursuant to Section 18 of the iTeos Therapeutics, Inc. 2020 Employee Stock Purchase Plan (the “Plan”), the Plan is hereby amended as follows:

The definition of “Compensation” in Section 11 of the Plan is hereby deleted and replaced in its entirety with the following:

“The term ‘Compensation’ means the amount of total cash compensation, prior to salary reduction pursuant to Sections 125, 132(f) or 401(k) of the Code, including regular base pay and regular base wages, overtime and commissions, but excluding incentive or bonus awards, if any, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains related to Company stock options or other share-based awards, and similar items. The Administrator shall have the discretion to determine the application of this definition to Participants outside the United States.”

IN WITNESS WHEREOF, iTeos Therapeutics, Inc. has caused this instrument of amendment to be executed by its duly authorized officer as of this 29th day of September, 2022.

ITEOS THERAPEUTICS, INC.

By: /s/ Michel Detheux

Name: Michel Detheux

Title: President & CEO

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